                                                                     Exhibit 3.3
Revised as of February 17, 1999


                                 MOTOROLA, INC.
                                 -------------

                                     BYLAWS
                                     ------


                                   ARTICLE I
                                   ---------

                           Offices and Corporate Seal
                           --------------------------

     The registered office of the Corporation required by the Delaware General Corporation Law shall be 1209 Orange Street, Wilmington, Delaware, 19801, and the address of the registered office may be changed from time to time by the Board of Directors.

     The principal business office of the Corporation shall be located in the Village of Schaumburg, County of Cook, State of Illinois. The Corporation may have such other offices, either within or without the State of Illinois, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

     The registered office of the Corporation required by the Illinois Business Corporation Act may be, but need not be, the same as its place of business in the State of Illinois, and the address of the registered office may be changed from time to time by the Board of Directors.

     The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation and the state of incorporation and the words "Corporate Seal".

                                   ARTICLE II
                                   ----------

                               Board of Directors
                               ------------------

     Section 1.  General Powers.  The business and affairs of the Corporation
     ---------   --------------
shall be managed by, or under the direction of, its Board of Directors.

     Section 2.  Number, Tenure and Qualifications.  The number of directors of
     ---------   ---------------------------------
the Corporation shall be sixteen (16), or such other number fixed from time to time by the Board of Directors. Each director shall hold office until his successor shall have been elected and qualified, or until his earlier death or resignation.

     Section 3.  Vacancies.  Any vacancy occurring in the Board of Directors,
     ---------   ---------
including a vacancy created by an increase in the number of directors, may be filled for the remainder of the unexpired term by the affirmative vote of a majority of the directors then in office although less than a quorum.

     Section 4.  Compensation.  Directors who also are employees of the
     ---------   ------------
Corporation shall not receive any additional compensation for services on the Board of Directors. By resolution of the Board of Directors, a fixed sum may be allowed directors who are not employees of the Corporation for attendance at each regular or special meeting of the Board of Directors or any committee of the Board of Directors, and by resolution of the Board of Directors an additional fixed fee may be allowed directors who are not employees of the Corporation in consideration of other services and continuous interest and study of the affairs of the Corporation. Travel and other expenses actually incurred may be allowed all directors for attendance at each regular or special meeting of the Board of Directors or at any meeting of a committee of the Board of Directors or in connection with their other services to the Corporation.
Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

     Section 5.  Committees of Directors.  The Board of Directors may, by
     ---------   -----------------------
resolution passed by a majority of the whole Board, designate one or more committees. Each committee shall consist of one or more of the directors of the Corporation, as selected by the Board of Directors, and the Board of Directors shall also designate a chairman of each committee and the members of each committee shall designate a person to act as secretary of the committee to keep the minutes of, and serve the notices for, all meetings of the committee and perform such other duties as the committee may direct. Such person may, but need not be a member of the committee. Any such committee, to the extent provided in a resolution of the Board of Directors, shall have and may exercise all the powers and authority of
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                                      -2-

the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power and authority of the Board of Directors in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation under Section 251 or 252 of the Delaware General Corporation Law, recommending to the shareholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the shareholders a dissolution of the Corporation or a revocation of a dissolution, or amending the Bylaws of the Corporation, and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law. Each committee of the Board of Directors may establish its own rules of procedure. Except as otherwise specified in a resolution designating a committee, one-third of the members of a committee shall be necessary to constitute a quorum of that committee for the transaction of business and the act of a majority of committee members present at a meeting at which a quorum is present shall be the act of the committee.

     Section 6.  Validity of Contracts.  No contract or other transaction
     ---------   ---------------------
entered into by the Corporation shall be affected by the fact that a director or officer of the Corporation is in any way interested in or connected with any party to such contract or transaction, or himself is a party to such contract or transaction, even though in the case of a director the vote of the director having such interest or connection shall have been necessary to obligate the Corporation upon such contract or transaction; provided, however, that in any such case (i) the material facts of such interest are known or disclosed to the directors or shareholders and the contract or transaction is authorized or approved in good faith by the shareholders or by the Board of Directors or a committee thereof through the affirmative vote of a majority of the disinterested directors (even though not a quorum), or (ii) the contract or transaction is fair to the Corporation as of the time it is authorized, approved or ratified by the shareholders, or by the Board of Directors, or by a committee thereof.

                                  ARTICLE III
                                  -----------

                             Shareholders' Meetings
                             ----------------------

     Section 1.  Place of Meetings.  The Board of Directors may designate any
     ---------   -----------------
place, either within or without the State of Delaware, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal business office of the Corporation in the State of Illinois.

     Section 2.  Annual Meetings.  The annual meeting of the shareholders shall
     ---------   ---------------
be held on the first Tuesday in the month of May in each year, at the hour of 5:00 o'clock P.M., or at such other day and hour as may be fixed by or under the authority of the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the state where the meeting is to be held, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for the annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as is convenient.

     Section 3.  Special Meetings.  Special meetings of the shareholders, for
     ---------   ----------------
any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chairman of the Board or by the Board of Directors.

     Section 4.  Voting - Quorum.  Each outstanding share, regardless of class,
     ---------   ---------------
shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of any class or classes are enlarged, limited or denied by the Certificate of Incorporation or in the manner therein provided. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, except that directors shall be elected by a plurality of the votes of the shares represented at the meeting and entitled to vote on the election of directors, except as otherwise required by Delaware law, the Certificate of Incorporation, or these Bylaws. No matter shall be considered at a meeting of shareholders except upon a motion duly made and seconded. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally called.
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                                      -3-

     Section 5.  Adjournment of Meetings.  If less than a majority of the
     ---------   -----------------------
outstanding shares are represented at a meeting of the shareholders, a majority of the shares so represented may adjourn the meeting from time to time without further notice. The chairman of a meeting of the shareholders may adjourn the meeting from time to time without further notice, whether or not less than a majority of the outstanding shares are represented at the meeting. No notice of the time and place of adjourned meetings need be given except as required by law. In no event shall the public announcement of an adjournment of any meeting of the shareholders commence a new time period for the giving of shareholder notice of nominations or proposals for other business as described in Section 13 of Article III. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally called.

     Section 6.  Proxies.  At all meetings of shareholders, a shareholder may
     ----------  -------
vote by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. No proxy shall be valid after three years from the date of its execution, unless otherwise provided in the proxy.

     Section 7.  Notice of Meetings.  Written notice stating the place, day and
     ---------   ------------------
hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten days (twenty days if the shareholders are to approve a merger or consolidation or a sale, lease or exchange of all or substantially all the Corporation's assets) nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, or the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, addressed to the shareholder at his address as it appears on the records of the Corporation, with postage thereon prepaid.

     Section 8.  Postponement of Meetings.  Any previously scheduled meeting of
     ---------   ------------------------
the shareholders may be postponed by resolution of the Board of Directors upon public notice given prior to the time previously scheduled for such meeting of the shareholders. In no event shall the public announcement of a postponement of any previously scheduled meeting of the shareholders commence a new time period for the giving of shareholder notice of nominations or proposals for other business as described in Section 13 of Article III.

     Section 9.  Cancellation of Meetings.  Any special meeting of the
     ---------   ------------------------
shareholders may be canceled by resolution of the Board of Directors upon public notice given prior to the time previously scheduled for such meeting of the shareholders.

     Section 10.  Voting Lists.  The officer or agent having charge of the stock
     ----------   ------------
ledger of the Corporation shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each; which list, for a period of ten days prior to such meeting, shall be kept at the place where the meeting is to be held, or at another place within the city where the meeting is to be held, which other place shall be specified in the notice of meeting and the list shall be subject to inspection by any shareholder for any purpose germane to the meeting, at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock ledger shall be prima facie evidence as to who are the shareholders entitled to examine such list or ledger or to vote at any meeting of shareholders.

     Section 11.  Fixing of Record Date.  For the purpose of determining
     ----------   ---------------------
shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Corporation may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the close of business on the date next preceding the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
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                                      -4-

     Section 12.  Voting of Shares by Certain Holders.  Neither treasury shares
     ----------   -----------------------------------
nor shares of the Corporation held by another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall be entitled to vote or to be counted for quorum purposes. Nothing in this paragraph shall be construed as limiting the right of the Corporation to vote its own stock held by it in a fiduciary capacity.

     Shares standing in the name of another corporation, domestic or foreign, may be voted in the name of such corporation by any officer thereof or pursuant to any proxy executed in the name of such corporation by any officer of such corporation in the absence of express written notice filed with the Secretary that such officer has no authority to vote such shares.

     Shares held by an administrator, executor, guardian, conservator, trustee in bankruptcy, receiver or assignee for creditors may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a fiduciary may be voted by him, either in person or by proxy.

     A shareholder whose shares are pledged shall be entitled to vote such shares unless in the transfer by the pledgor on the books of the Corporation the pledgor has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent such stock and vote thereon.

     Section 13.  Advance Notice of Shareholder Nominations and Proposals for
     ----------   -----------------------------------------------------------
other Business.  Nominations of persons for election to the Board of Directors
--------------
and the proposal of business to be transacted by the shareholders may be made at an annual or special meeting of the shareholders only (a) pursuant to the Corporation's notice with respect to such meeting, (b) by or at the direction of the Board of Directors or (c) by any shareholder of the Corporation who was a shareholder of record on the record date set with respect to such meeting (as provided for in Section 11 of Article III), who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this
Section 13. For nominations or proposals for other business to be properly brought before an annual or special meeting by a shareholder pursuant to clause
(c) above, the shareholder must give timely notice thereof in writing to the Secretary of the Corporation and such business must be a proper matter for shareholder action under the Delaware General Corporation Law and a proper matter for consideration at such meeting under the Certificate of Incorporation and these Bylaws. For such notice to be timely, it must be delivered to the Secretary at the principal business office of the Corporation not earlier than the 120th day prior to the date of such meeting and (a) in the case of an annual meeting of shareholders, at least 45 days before the date on which the Corporation first mailed its proxy materials for the prior year's annual meeting of shareholders and (b) in the case of a special meeting, not later than the close of business on the later of (i) the 60th day prior to the date of such meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. If such shareholder notice relates to a proposal by such shareholder to nominate one or more persons for election or re-election as a director, it shall set forth all information relating to each such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including, if and to the extent so required, such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected). If such shareholder notice relates to any other business that the shareholder proposes to bring before the meeting, it shall set forth a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made. Each such notice shall also set forth as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of capital stock of the Corporation which are owned beneficially and of record by
such shareholder and such beneficial owner.   Persons nominated by shareholders
to serve as directors of the Corporation who have not been nominated in accordance with this Section 13 shall not be eligible to serve as directors. Only such business shall be conducted at an annual or special meeting of shareholders as shall have been brought before the meeting in accordance with this Section 13. The chairman of the meeting shall determine whether a nomination or any business proposed to be transacted by the shareholders has been properly brought before the meeting and, if any proposed nomination or business has not been properly brought before the meeting, the chairman shall declare that such proposed business or nomination shall not be presented for shareholder action at the meeting. For purposes of this Section 13, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service. Notwithstanding any provision in this Section 13 to the contrary, requests for inclusion of proposals in the Corporation's proxy statement made pursuant to Rule 14a-8 under the Exchange Act shall be deemed to have been delivered in a timely manner if delivered in accordance with such Rule. Notwithstanding
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                                      -5-

compliance with the requirements of this Section 13, the chairman presiding at any meeting of the shareholders may, in his sole discretion, refuse to allow a shareholder or shareholder representative to present any proposal which the Corporation would not be required to include in a proxy statement under any rule promulgated by the Securities and Exchange Commission.

                                   ARTICLE IV
                                   ----------

                          Board of Directors' Meetings
                          ----------------------------

     Section 1.  Annual Meetings.  An annual meeting of the Board of Directors
     ---------   ---------------
shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of shareholders.

     Section 2.  Special Meetings.  Special meetings of the Board of Directors
     ---------   ----------------
may be called by or at the request of the Chairman of the Board or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Delaware, as the place for holding any special meeting of the Board of Directors called by them.

     Section 3.  Notice.  Except as set forth in the next sentence, notice of
     ---------   ------
any special meeting shall be given at least 24 hours prior to the meeting by written notice delivered or given personally (including by phone) or by mail or telegram or other written communication to each director at his business address or residence. If, however, the meeting is called by or at the request of the Chairman of the Board and if the Chairman of the Board decides that unusual and urgent business is to be transacted at the meeting (which decision shall be conclusively demonstrated by his giving notice of the meeting less than 24 hours prior to the meeting), then at least 2 hours' prior notice shall be given. If notice is given by telegram or courier, such notice shall be deemed to be given when the telegram is delivered to the telegraph company or courier company and any personal notice shall be deemed given when given. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting and objects thereat to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

     Section 4.  Quorum.  One-third of the number of directors fixed by, or
     ---------   ------
pursuant to, Section 2 of Article II shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such one-third is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

     Section 5.  Manner of Acting.  The act of the majority of the directors
     ---------   ----------------
present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     Section 6.  Presumption of Assent.  A director of the Corporation who is
     ---------   ---------------------
present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent is entered in the minutes of the meeting or unless he files his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or forwards such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     Section 7.  Action by Directors Without a Meeting.  Any action required to
     ---------   -------------------------------------
be taken at a meeting of directors, or at a meeting of a committee of directors, or any other action which may be taken at a meeting, may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the directors or members of the committee thereof entitled to vote with respect to the subject matter thereof and filed with the minutes of proceedings of the Board of Directors or committee and such consent shall have the same force and effect as a unanimous vote.

     Section 8.  Participation in a Meeting by Telephone.  Members of the Board
     ---------   ---------------------------------------
of Directors or any committee of directors may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participating in a meeting pursuant to this Section 8 shall constitute presence in person at such meeting.

                                   ARTICLE V
                                   ---------

                       Officers and Chairman of the Board
                       ----------------------------------

    Section 1.  Number, Election, Appointment, Removal, Vacancy.  The elected
    ---------   -----------------------------------------------
officers of the Corporation shall be aChairman, a Chief Executive Officer (the Chairman and the Chief Executive Officer may be one person), a President, one or more Vice Presidents, a Chief Financial Officer, a Treasurer, a Secretary and a Controller, each of whom shall be elected by the Board of Directors. The appointed officers of the Corporation shall be one or more Assistant Treasurers and Assistant Secretaries, each of whom shall be appointed by the Chief Executive Officer and shall serve at his pleasure. The Board of Directors may designate one or more Vice Presidents as Senior Executive Vice President, one or more Vice Presidents as Executive Vice President and one or more Vice Presidents as Senior Vice President. Such other officers as may be necessary, including one or more Vice Chairmen of the Board, one or more Officers of the Board and a Chairman of the Executive Committee may be elected by the Board of Directors. Any two or more offices may be held by the same person, except the offices of President and Secretary, and the offices of President and Vice President. The elected officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient.
Each elected officer shall hold office until his successor shall have been duly elected or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Any officer elected by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election shall not of itself create contract rights. A vacancy in any elected office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

    Section 2.  Chairman of the Board of Directors.  At its first meeting after
    ---------   ----------------------------------
the annual meeting of shareholders, the Board of Directors shall elect one of its own members to be the Chairman of the Board of Directors ("Chairman of the Board"). The Chairman of the Board shall work with the Board of Directors to define its structure, agenda and activities in order to fulfill its responsibilities and shall work with senior management to help ensure that matters for which management is responsible are appropriately reported to the Board of Directors. He shall preside at all meetings of the shareholders and of the Board of Directors and shall call and prescribe the content of such meetings. The Chairman of the Board shall lead the Board of Directors in its role of assessing the performance of the management of the Corporation. The Chairman of the Board shall also counsel the members of the Chief Executive Office, where appropriate, and shall perform such other duties as may be prescribed by the Board of Directors from time to time. The Chairman of the Board may designate one or more other directors to exercise the functions and to have the authority of the Chairman of the Board during the absence or disability of the Chairman of the Board and prior to any action by the Board of Directors to fill any vacancy. The Board of Directors may remove or replace the Chairman of the Board at any time and any vacancy in such position because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

    Section 3.  The Vice Chairman of the Board of Directors.  The Vice Chairman
    ----------  --------------------------------------------
of the Board of Directors ("Vice Chairman of the Board"), in the absence or disability of the Chairman of the Board, shall preside at all meetings of the shareholders and of the Board of Directors and shall perform such duties as may be prescribed by the Board of Directors, the Chairman of the Board, the President or a Senior Executive Vice President from time to time. If there are two or more Vice Chairmen of the Board, they shall preside at meetings as prescribed by the Chairman of the Board from time to time.

    Section 4.  Chief Executive Officer.  The Chief Executive Officer  ("CEO")
    ----------  ------------------------
shall be the senior executive officer of the Corporation and shall in general supervise and control all the business and affairs of the Corporation. He shall direct the policy of the Corporation; and he may delegate powers to any other officer of the Corporation. Except where by law the signature of such other officer is required, the CEO shall possess the same power as such other officer to sign all certificates, contracts and other instruments and documents of the Corporation which may be authorized by the Board of Directors or otherwise, and shall possess the same power as such other officer to take any action authorized by these Bylaws or by the Board of Directors or otherwise. He shall also perform such duties as may be prescribed by the Board of Directors or by the Chairman of the Board of Directors acting for the Board of Directors from time to time.

    Section 5.  The President.  The President, in the absence or disability of
    ---------   -------------
the CEO, shall exercise the functions and shall have the authority of the CEO. The President may sign, with the Secretary or other proper officer of the Corporation thereunto authorized by the Board of Directors (if the signature of the Secretary or such other officer is required), certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, and other instruments and documents which may be authorized by the Board of Directors or otherwise, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general, shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time

     Section 6.  The Chairman of the Executive Committee, Senior Executive Vice
     ---------   --------------------------------------------------------------
Presidents, Executive Vice Presidents, Officers of the Board, Senior Vice
-------------------------------------------------------------------------
Presidents and the Corporate Vice Presidents.  The Chairman of the Executive
--------------------------------------------
Committee, Senior Executive Vice Presidents, Executive Vice Presidents, Officers of the Board, Senior Vice Presidents and the Corporate Vice Presidents, in the order designated by the Board of Directors or the Chairman of the Board, shall exercise the functions and shall have the authority of the President during the absence or disability of the President. The Chairman of the Executive Committee, each Senior Executive Vice President, Executive Vice President, Officer of the Board, Senior Vice President and Corporate Vice President shall have such powers as may be designated and shall discharge such duties as may be assigned to him from time to time by the Board of Directors or the Chief Executive Office. In addition to the duties described in the prior sentence, all these elected officers (except the Chairman of the Executive Committee) are authorized to sign and execute all agreements, contracts, leases, bids, proposals, deeds, assignments, powers of attorney, guarantee undertakings, instruments, documents, claims, including claims against the United States of America, and certifications of such claims, in the ordinary course of business of the Corporation, and to redelegate that authority in writing to others; provided, however, that only the CEO, the President, the Chief Financial Officer and the Treasurer are authorized to perform those activities set forth in the third sentence of the first paragraph of Article V, Section 7, of these Bylaws.

     Section 7.  The Secretary.  The Secretary shall keep the minutes of all
     ---------   -------------
meetings of the Board of Directors and the minutes of all meetings of the shareholders, in books provided by the Corporation for such purpose. He shall attend to giving and serving of all notices of the Corporation whereby meetings of the Board of Directors and shareholders are assembled. He shall provide lists of shareholders and their addresses required to be prepared by the provisions of any present or future statute of the State of Delaware. He may sign, with any other officer, in the name of the Corporation, all contracts and other instruments requiring the seal of the Corporation and may affix the seal thereto. He shall have charge of such books and papers as the Board of Directors may direct. He shall in general perform all of the duties which are incident to the office of secretary of a corporation, subject at all times to the direction and control of the Board of Directors.

     Section 8.  The Chief Financial Officer and the Treasurer.  The Chief
     ---------   ---------------------------------------------
Financial Officer shall be the senior financial officer of the Corporation. The Chief Financial Officer, the CEO, the President and the Treasurer shall each individually have the power, which may be redelegated in writing, on behalf of the Corporation, to borrow funds and to otherwise incur liabilities, to sell or discount bills, receivables and other instruments and rights, to enter into and deliver repurchase, credit, guarantee, surety, loan, interest rate, currency and other agreements, which may contain covenants restricting the Corporation's ability to take certain actions or require it to take certain actions, to sign and deliver acceptances, notes and other obligations, to buy and sell foreign exchange, whether for current or future delivery, or options on foreign exchange, to purchase, sell, exchange or otherwise deal in stock or other securities, to procure letters of credit, travelers' checks or similar instruments, to open and close accounts with any banking institution or other depository of funds, to sign, manually, by facsimile signature or otherwise, checks, drafts or other orders for the payment of funds (which each such institution is hereby authorized and directed to honor), to issue written, telephonic, electronic or oral instructions for the transfer of funds by wire or other electronic means or otherwise, to enter into agreements or documents with any banking or financial institution with respect to any services, including, without limitation, electronic services, and to do all things in connection with any of these as any of them sees fit. The Chief Financial Officer, the CEO, the President and the Treasurer shall each individually also have the power, which may be redelegated in writing, on behalf of the Corporation, to guarantee, or to act as surety with respect to, any of the obligations of any entity of which any of the outstanding stock or securities is owned, directly or indirectly by the Corporation. In addition, the Chief Financial Officer, as well as each of the CEO, the President and the Treasurer, shall individually have the authority to vote all shares or securities in any entity directly or indirectly owned by the Corporation and to redelegate that authority in writing to others.

     The Treasurer shall have the custody of all of the funds and securities of the Corporation. He shall be empowered to endorse on behalf of the Corporation all checks, notes or other obligations and evidences of the payment of money, payable to the Corporation or coming into his possession, and shall deposit the funds arising therefrom, together with all other funds of the Corporation, coming into his possession, in such banks as may be selected as the depositories of the Corporation, or properly care for them in such other manner as the Board of Directors may direct. All checks and other instruments drawn on or payable out of the funds of the Corporation and all bills, notes or other evidence of indebtedness shall be signed by such officers and employees as the Board of Directors may designate. Whenever required by the Board of Directors so to do, he shall exhibit a complete and true statement of property in his possession, custody or control. He shall provide for the entry regularly, in records belonging to the Corporation, a full and accurate account of all money received and paid on account of the Corporation, together with all other business transactions. He shall, at all reasonable times within the hours of business, exhibit his records and accounts to any director. He shall perform all duties which are incident to the office of treasurer of a corporation, subject, however, at all times to the direction and control of the Board of Directors. If the Board of Directors shall so require, he shall give bond, in such sum and with such securities as the Board of Directors may direct, for the faithful performance of his duties and for the safe custody of the funds and property of the Corporation coming into his possession.

     Section 9.   The Controller.  The Controller shall be the Chief Accounting
     ---------    --------------
Officer of the Corporation and shall: (a) keep, or cause to be kept, correct and complete books and records of account, including full and accurate accounts of receipt and disbursements in books belonging to the Corporation; and (b) in general, perform all duties incident to the office of Controller and such other duties as from time to time may be assigned to him by the Chairman of the Board or by the Board of Directors. In addition, the Controller, the Chief Financial Officer and the Treasurer shall each individually be authorized to sign powers of attorney on behalf of the Corporation and to appoint agents and attorneys to represent the Corporation in dealings before or with the Bureau of Customs.

     Section 10.  Statutory Duties.  Each respective officer shall discharge any
     ----------   ----------------
and every duty, appertaining to his respective office, which is imposed on such officer by the provisions of any present or future statute of the State of Delaware.

     Section 11.  Delegation of Duties.  In case of the absence of any officer
     ----------   --------------------
of the Corporation, the Chairman of the Board or the Board of Directors may delegate, for the time being, the duties of such officer to any other officer or to any director.

     Section 12.  Salaries.  The salaries of the officers and the Chairman of
     ----------   --------
the Board shall be fixed from time to time by the Board of Directors unless such authority has been delegated by the Board of Directors, in which case, salaries shall be fixed by the person, persons or committee to whom authority has been delegated, subject to any limitations which may be contained in the resolution delegating such authority. No officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the Corporation.

     Section 13.  Assistant Treasurers and Assistant Secretaries.  The CEO may
     ----------   ----------------------------------------------
appoint, from time to time, as he may see fit, and may (but shall not be required to) fix the compensation of, one or more Assistant Treasurers and Assistant Secretaries, each of whom shall hold office during the pleasure of the CEO, and shall perform such duties as he may assign.

                                   ARTICLE VI
                                   ----------

                   Certificates for Shares and Their Transfer
                   ------------------------------------------

     Section 1.  Certificates for Shares.  Certificates representing shares of
     ---------   -----------------------
the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the CEO or President, and by the Treasurer or the Secretary. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock ledger of the Corporation.

     Section 2.  Transfer of Certificate.  Transfer of shares of the Corporation
     ---------   -----------------------
shall be made only upon the records of the Transfer Agent appointed for this purpose, by the owner in person or by the legal representative of such owner and, upon such transfer being made, the old certificates shall be surrendered to the Transfer Agent who shall cancel the same and thereupon issue a new certificate or certificates therefor. Whenever a transfer is made for collateral security, and not absolutely, the fact shall be so expressed in the recording of the transfer.

     Section 3.  Transfer Agent and Registrar.  The Board of Directors may
     ---------   ----------------------------
appoint a transfer agent and registrar of transfers and thereafter may require all stock certificates to bear the signature of such transfer agent and such registrar of transfers. The signature of either the transfer agent or the registrar, but not both, may be a facsimile.

     Section 4.  Registered Holder.  The Corporation shall be entitled to treat
     ---------   -----------------
the registered holder of any shares as the absolute owner thereof and, accordingly, shall not be bound to recognize any equitable or other claim thereto, or interest therein, on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the statutes of the State of Delaware.

     Section 5.  Rules of Transfer.  The Board of Directors also shall have the
     ---------   -----------------
power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration of the certificates for the shares of the Corporation.

     Section 6.  Lost Certificates.  Any person claiming a certificate for
     ---------   -----------------
shares of this Corporation to be lost or destroyed, shall make affidavit of the fact and lodge the same with the Secretary of the Corporation, accompanied by a signed application for a new certificate. Such person shall give to the Corporation, to the extent deemed necessary by the Secretary or Treasurer, a bond of indemnity with one or more sureties satisfactory to the Secretary, and in an amount which, in his judgment, shall be sufficient to save the Corporation from loss, and thereupon the proper officer or officers may cause to be issued a new certificate of like tenor with the one alleged to be lost or destroyed. But the Secretary may recommend to the Board of Directors that it refuse the issuance of such new certificate in the event that the applicable provisions of the Uniform Commercial Code are not met.

                                  ARTICLE VII
                                  -----------

                     Contracts, Loans, Checks and Deposits
                     -------------------------------------

     Section 1.  Contracts.  The Board of Directors may authorize, by these
     ---------   ---------
Bylaws or any resolution, any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

     Section 2.  Loans.  No loans shall be contracted on behalf of the
     ---------   -----
Corporation and no evidences of indebtedness shall be issued in its name unless authorized by these Bylaws or a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

     Section 3.  Checks, Drafts, etc.  All checks, drafts or other orders for
     ---------   -------------------
the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents, of the Corporation and in such manner as shall from time to time be determined by these Bylaws or a resolution of the Board of Directors.

     Section 4.  Deposits.  All funds of the Corporation not otherwise employed
     ---------   --------
shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

                                  ARTICLE VIII
                                  ------------

                               Books and Records
                               -----------------

     Section 1.  Location.  Complete books and records of account together with
     ---------   --------
minutes of the proceedings of the meetings of the shareholders and Board of Directors shall be kept. A record of shareholders, giving the names and addresses of all shareholders, and the number and class of the shares held by each, shall be kept by the Corporation at its registered office or principal place of business in the State of Illinois or at the office of a Transfer Agent or Registrar.

                                   ARTICLE IX
                                   ----------

                                    Notices
                                    -------

     Section 1.  Manner of Notice.  Whenever, under the provisions of the
     ---------   ----------------
Certificate of Incorporation or of the Bylaws of the Corporation or of the statutes of the State of Delaware, notice is required to be given to a shareholder, to a director or to an officer, it shall not be construed to mean personal notice, unless expressly stated so to be. And any notice so required (other than notice by publication) may be given in writing by depositing the same in the United States mail, postage prepaid, directed to the shareholder, director or officer, at his, or her, address as the same appears on the records of the Corporation, and the time when the same is mailed shall be deemed the time of the giving of such notice.

     Section 2.  Waiver of Notice.  Any shareholder, director or officer may, in
     ---------   ----------------
writing, waive the giving and the mailing of any notice required to be given or mailed either by and under the statutes of the State of Delaware or by and under the Bylaws.

                                   ARTICLE X
                                   ---------

                                  Fiscal Year
                                  -----------

     Section 1.  Fiscal Year.  The fiscal year of the Corporation shall begin on
     ---------   -----------
the 1st day of January and terminate on the 31st day of December.

                                   ARTICLE XI
                                   ----------

                                Emergency Bylaws
                                ----------------

     The Emergency Bylaws provided in this Article XI shall be operative upon
(a) the declaration of a civil defense emergency by the President of the United States or by concurrent resolution of the Congress of the United States pursuant to Title 50, Appendix, Section 2291 of the United States Code, or any amendment thereof, or (b) upon a proclamation of a civil defense emergency by the Governor of the State of Illinois which relates to an attack or imminent attack on the United States or any of its possessions. Such Emergency Bylaws, or any amendments to these Bylaws adopted during such emergency, shall cease to be effective and shall be suspended upon any proclamation by the President of the United States, or the passage by the Congress of a concurrent resolution, or any declaration by the Governor of Illinois that such civil defense emergency no longer exists.

     Section 1.  Board of Directors' Meetings.  During any such emergency, any
     ---------   ----------------------------
meeting of the Board of Directors may be called by any officer of the Corporation or by any director. Notice shall be given by such person or by any officer of the Corporation. The notice shall specify the place of the meeting, which shall be at the head office of the Corporation at the time if feasible, and otherwise, any other place specified in the notice. The notice shall also specify the time of the meeting. Notice may be given only to such of the directors as it may be feasible to reach at the time and by such means as may be feasible at the time, including publication or radio. If given by mail, messenger, telephone, or telegram, the notice shall be addressed to the director at his residence or business address, or such other place as the person giving the notice shall deem most suitable. Notice shall be similarly given, to the extent feasible in the judgment of the person giving the notice, to the other directors. Notice shall be given at least two days before the meeting, if feasible in the judgment of the person giving the notice, and otherwise on any shorter time he may deem necessary.

     Section 2.  Change of Head Office.  The Board of Directors, during any such
     ---------   ---------------------
emergency may, effective in the emergency, change the head office or designate several alternative head offices, or regional offices or authorize the officers to do so.

                                  ARTICLE XII
                                  -----------

                               Director Emeritus
                               -----------------

     Section 1.  Director Emeritus.  The Board of Directors may at any time and
     ---------   -----------------
from time to time award to former members of the Board of Directors in recognition of their past distinguished service and contribution rendered to the Corporation the honorary title "Director Emeritus." The award of this title shall not constitute an election or appointment to the Board of Directors, nor to any office of the Corporation, nor the bestowal of any duties, responsibilities or privileges associated therewith; and accordingly no "Director Emeritus" shall be deemed a "Director" as that term is used in these Bylaws. The title "Director Emeritus" shall carry no compensation, and holders thereof shall not attend any meetings of the Board of Directors or committees of the Board of Directors, except by written invitation, nor shall they be specially privy to any confidential information arising from such meeting.

                                  ARTICLE XIII
                                  ------------

                              Amendment of Bylaws
                              -------------------

     Section 1.  Amendment of Bylaws.  These Bylaws may be altered, amended or
     ---------   -------------------
repealed and new Bylaws may be adopted at any meeting of the Board of Directors by a majority vote of the directors present at the meeting.